Exhibit 10.2
PORTER BANCORP, INC.
 REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 30, 2018, by and between Porter Bancorp, Inc., a Kentucky corporation (the “Company”), and Patriot Financial Partners III, L.P. (the “Investor”).
This Agreement is made pursuant to the Securities Purchase Agreement, dated as of March 30, 2018 between the Company the Investor (the “Purchase Agreement”).
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:
1.            Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:
“Advice” shall have the meaning set forth in Section 9(h).
“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.
“Agreement” shall have the meaning set forth in the Preamble.
“Allowable Grace Period” has the meaning set forth in Section 6(d).
“Business Day” means a day other than a Saturday or Sunday or other day on which banks located in New York City are authorized or required by law to close.
 “Closing Date” has the meaning set forth in the Purchase Agreement.
“Commission” means the United States Securities and Exchange Commission.
“Common Shares” means the common shares of the Company, no par value per share, and any securities into which such common shares may hereinafter be reclassified.
“Company” shall have the meaning set forth in the Preamble.
“Company Securities” shall mean (i) the Common Shares and (ii) all shares existing or hereafter authorized of any class of preferred stock of the Company which has the right (subject always to the rights of any class or series of preferred stock of the Company ranking senior to or pari passu with such preferred stock) to participate in the distribution of the assets and earnings of the Company, including (without duplication) any shares of capital stock into which Company Securities may be converted (as a result of recapitalization, share exchange or similar event) or are issued with respect to Company Securities, including, without limitation, with respect to any stock split or stock dividend, or a successor security.

“Demand Notice” shall have the meaning set forth in Section 2(a).
“Demand Registration” shall have the meaning set forth in Section 2(a).
“Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.
“Effectiveness Deadline” means, with respect to a Demand Registration, the fifth (5th) Trading Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; provided that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.
“Effectiveness Period” shall have the meaning set forth in Section 2(a)(iv).
“Event” shall have the meaning set forth in Section 2(c).
“Event Date” shall have the meaning set forth in Section 2(c).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Filing Deadline” shall have the meaning set forth in Section 2(a)(i).
“FINRA” shall have the meaning set forth in Section 6(n).
“Grace Period” shall have the meaning set forth in Section 6(d).
“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.
“Holders Counsel” shall have the meaning set forth in Section 6(a).
“Indemnified Party” shall have the meaning set forth in Section 8(c).
“Indemnifying Party” shall have the meaning set forth in Section 8(c).
“Liquidated Damages” shall have the meaning set forth in Section 2(c).
“Losses” shall have the meaning set forth in Section 8(a).
“Non-Responsive Holder” shall have the meaning set forth in Section 9(d).
“Non-voting Common Shares” means the non-voting common shares of the Company, no par value per share, issued to the Investor pursuant to the Purchase Agreement and any securities into which such non-voting common shares may hereinafter be reclassified.

“OTC Pink” means the marketplace for trading over-the-counter stocks provided and operated by OTC Markets Group, Inc.
 “Participating Holder” means any Holder that has elected to include Registrable Securities in a Registration Statement pursuant to Section 2.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Piggyback Notice” shall have the meaning set forth in Section 3(a).
“Piggyback Registration” shall have the meaning set forth in Section 3(a).
“Principal Market” means the Trading Market on which the Common Shares are primarily listed on and quoted for trading.
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Purchase Agreement” shall have the meaning set forth in the Recitals.
“Registrable Securities” means all of the Shares and all of the Common Shares issuable upon conversion of the Non-voting Common Shares, and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to such shares, provided that such shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such shares sold shall cease to be a Registrable Security); (B) becoming eligible for sale without time, volume or manner of sale restrictions by the Holders under Rule 144; (C) if such shares have ceased to be outstanding; (D) the date a Registration Statement becomes effective including such shares; or (E) if such shares have been sold in a private transaction in which the Holder’s rights under this Agreement have not been assigned to the transferee.
 “Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation any Registration Statement filed in connection with a Demand Registration), amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Requested Information” shall have the meaning set forth in Section 9(d).
“Registration Statement” shall mean any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
 “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule thereto.
“Rule 144A” means Rule 144A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule thereto.
“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule thereto.
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule thereto.
“SEC Guidance” means (i) any publicly-available written guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shares” means the Common Shares issued to the Investor pursuant to the Purchase Agreement.
“Shelf Offering” shall have the meaning set forth in Section 4(a).
“Take-Down Notice” shall have the meaning set forth in Section 4(a).
“Trading Day” means (i) a day on which the Common Shares are listed or quoted and traded on its Principal Market (other than the OTC Bulletin Board), or (ii) if the Common Shares are not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Shares are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Shares are not quoted on any Trading Market, a day on which the Common Shares are quoted in the over-the-counter market as reported in the OTC Pink; provided, that in the event that the Common Shares are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.
“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Shares are listed or quoted for trading on the date in question.

2.            Demand Registration.
(a)        Requests for Registration.  (i) Subject to the following paragraphs of this Section 2(a), on or after the date that is six months following the date hereof, Investor shall have the right, by delivering a written notice to the Company, to require the Company to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement (any such written notice, a “Demand Notice” and any such registration (including the Registration Statement related thereto), a “Demand Registration”); provided, however, that the Company shall not be obligated to file a registration statement relating to any registration request under this Section 2(a) within a period of 120 days after the effective date of any other registration statement relating to any registration request under this Section 2(a) and any request for registration during such period shall be of no force or effect.  Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 2(a), the Company shall use its commercially reasonable efforts to file a Registration Statement as promptly as practicable and in any event within ninety (90) calendar days of the receipt of a Demand Notice (the “Filing Deadline”) and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof and in any event by the Effectiveness Deadline.
(ii)        Within twenty (20) days after receipt by the Company of a Demand Notice in accordance with this Section 2(a), the Company shall give written notice (the “Notice”) of such Demand Notice to all other Holders and shall, subject to the provisions of Section 2(b) hereof, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within fifteen (15) days after such Notice is given by the Company to such Holders.
(iii)        All requests made pursuant to this Section 2 will specify the number of Registrable Securities to be registered and the intended methods of disposition thereof.
(iv)        The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration until the earlier of such time that all Registrable Securities included in such Registration Statement (i) have actually been sold, or (ii) are freely tradeable pursuant to Rule 144, or (iii) the effectiveness of the such Registration Statement expires by its terms.
(b)        Priority on Demand Registration.  If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the Holders in writing that, in its view, the total number or dollar amount of Registrable Securities and other Company Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including, without limitation, Company Securities proposed to be included by other holders of Company Securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of Registrable Securities and other Company Securities shall be allocated as follows, unless the underwriter requires a different allocation:
(i)         first, pro rata among the Holders on the basis of the percentage of Company Securities (on an as-converted basis) requested to be included in such Registration Statement by such Holders; and
(ii)        second, any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as such Persons shall determine.

For purposes of any underwriter cutback, Registrable Securities shall also include any Registrable Securities held by the partners, retired partners, stockholders or affiliates of the Holders, or the estates and family members of any such Holder or such partners and retired partners, any trusts for the benefit of any of the foregoing persons and, at the election of such Holder or such partners, retired partners, trust or affiliates, any charitable organization, in each case to which any of the foregoing shall have distributed, transferred or contributed Registrable Securities prior to the execution of the underwriting agreement in connection with such underwritten offering; provided that such distribution, transfer or contribution occurred not more than 90 days prior to such execution, and such Holder and other persons shall be deemed to be a single selling Holder, and any pro rata reduction (unless the managing underwriter requires a different allocation) with respect to such selling Holder shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such selling Holder, as defined in this sentence.  No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.
(c)        Certain Demand Registration Events.  If: (i) a Demand Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) a Demand Registration Statement is not declared effective by the Commission (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline, (iii) after its Effective Date, (A) such Registration Statement ceases to be effective for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), or fails to remain continuously effective as to all Registrable Securities for which it is required to be effective, or (B) the Participating Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities (other than during an Allowable Grace Period), or (iv) a Grace Period applicable to a Demand Registration Statement exceeds the length of an Allowable Grace Period (any such failure or breach in clauses (i) through (iv) above being referred to as an “Event,” and, for purposes of clauses (i), (ii) or (iii), the date on which such Event occurs, or for purposes of clause (iv) the date on which such Allowable Grace Period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Participating Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Participating Holder an amount in cash as liquidated damages and not as a penalty (“Liquidated Damages”), equal to one half of one percent (0.5%) of the aggregate purchase price paid by such Participating Holders pursuant to the Purchase Agreement for any Registrable Securities held by such Participating Holder on the Event Date.  The parties agree that notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable (i) with respect to a Participating Holder, for an Event that relates to or is caused by any action or inaction taken by a Participating Holder, (ii) with respect to a Participating Holder, in the event such Participating Holder is unable to lawfully sell any of its Registrable Securities (including, without limitation, in the event a Grace Period exceeds the length of an Allowable Grace Period) because of possession of material non-public information or (iii) with respect to any period after the expiration of the Effectiveness Period (it being understood that this clause shall not relieve the Company of any Liquidated Damages accruing prior to the expiration of the Effectiveness Period).  Notwithstanding the foregoing, the maximum amount of damages payable to a Holder pursuant to this Section 2(c) will be three percent (3.0%) of the purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities held by such Participating Holder. The right to receive the Liquidated Damages under this Section 2(c) shall be the Holder's exclusive remedy for any failure by the Company to comply with the provisions of this Section 2(c).  If the Company fails to pay any Liquidated Damages pursuant to this Section 2(c) in full within ten (10) Business Days after the date payable, the Company will pay interest on the amount of Liquidated Damages then owing to a Participating Holder at a rate of one percent (1.0%) per month on an annualized basis (or such lesser maximum amount that is permitted to be paid by applicable law) to such Participating Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full.  The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date.

(d)        Number of Demand Notices.  In connection with the provisions of this Section 2, Investor shall have the right to deliver (or cause to be delivered) up to three Demand Notices to the Company hereunder.  No Demand Registration shall be deemed to have occurred for purposes of this Section 2(d) if the Registration Statement relating thereto (i) does not become effective, (ii) is not maintained effective for the period required pursuant to this Section 2, (iii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, or (iv) less than 75% of the Registrable Securities included in Investor’s Demand Notice have been registered pursuant to such Registration Statement as a result of the allocation set forth in Section 2(b).
(e)        Revocation of Demand Notice.  At any time before the effective date of the Registration Statement relating to a registration of Registrable Securities, the Investor may revoke such request without liability to itself, by providing notice to the Company revoking such request.  If Investor revokes such request, such request shall be considered to be a Demand Registration in accordance with Section 2(d) unless (i) such revocation was due to a material adverse change in the Company’s business, operations, financial condition, operating results or prospects~~,~~ or to an action by or omission of the Company or was otherwise caused by the Company, or (ii) the revoking Investor reimburses the Company for all out-of-pocket expenses of the Company (excluding, for the avoidance of doubt, any Internal Expenses (as defined below)) related to such revoked request.
(f)        Timing.  Notwithstanding any other provision herein:  The Company may postpone for up to 90 days the filing or effectiveness of a Registration Statement for a Demand Registration if the Board determines in its reasonable good faith judgment that such Demand Registration  would (i) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act  The time periods under this Agreement within which the Company is required to file, effect amend or supplement a Registration Statement (including the calculation of the Filing Deadline and the Tolling Deadline) shall be tolled during any such postponement.  The Company may delay a Demand Registration hereunder only once in any period of 12 consecutive months.  The Company shall not be obligated to effect, or to take any action to effect, any Demand Registration during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Registration Statement on Form S-4 provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.

3.            Piggyback Registration.
(a)        Right to Piggyback.  (i) If the Company proposes to file a registration statement under the Securities Act with respect to an offering of Company Securities whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto, or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan, or (iii) filed to register for resale securities issued by the Company in an acquisition or merger transaction or other transaction to which Rule 145 or any other similar rule of the Commission is applicable), then, each such time, the Company shall give prompt written notice of such proposed filing at least twenty (20) days before the anticipated filing date (the “Piggyback Notice”) to all Holders.  The Piggyback Notice shall offer the Holders the opportunity to include (or cause to be included) in such registration statement the number of Registrable Securities as each such Holder may request (a “Piggyback Registration”).  Subject to Section 3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after notice has been given to the Holders.  The eligible Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least two business days prior to the effective date of such Piggyback Registration.  The Company may postpone or withdraw the filing or terminate the effectiveness of the Registration Statement for a Piggyback Registration at any time.
(b)        Notwithstanding anything to the contrary set forth herein, if such Piggyback Registration involves an underwritten Public Offering, each Holder requesting Piggyback Registration must sell its Registrable Securities to the selected underwriters on the same terms and conditions as apply to the Company or any other holders of Company Securities on whose behalf the Piggyback Registration was initiated.  If at any time after giving notice of its intention to register any Company Securities pursuant to this Section 3(a) and before the effective date of the applicable Registration Statement, the Company shall determine for any reason not to register the securities it had proposed to register, the Company shall give notice to all Holders requesting Piggyback Registration and, thereupon, the Company shall be relieved of its obligations to register any securities to be registered at such time pursuant to this Section 3(a).  No registration effected under this Section 3(a) shall relieve the Company of its obligations to effect a Demand Registration to the extent required under Section 2(a).

(c)        Priority on Piggyback Registrations.  The Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Holders who have submitted a Piggyback Notice in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Notice on the same terms and conditions as any other shares of Company Securities included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Company in writing that it is their good faith opinion that the total amount of Company Securities that such Holders, the Company and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the success of such offering, then the amount of Company Securities to be offered in such registration shall be reduced to the extent necessary to reduce the total amount of Company Securities to be included in such offering to the amount recommended by such managing underwriter or underwriters and such number of Registrable Securities and other Company Securities shall be allocated as follows:
(i)        Priority on Company Registrations.  If a Piggyback Registration is not a Demand Registration: (a) first, the securities the Company proposes to sell, (b) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders requesting registration pursuant to Section 3(a) on the basis of the percentage of Company Securities (on an as-converted basis) requested to be included in such Registration Statement by such Holders, and (c) third, other securities requested to be included in such registration; and
(ii)        Priority on Demand Registrations.  If a Piggyback Registration is an underwritten Demand Registration on behalf of the Investor, Registrable Securities and other Company Securities shall be allocated as set forth in Section 2(b) hereof.
(d)        Nothing in this Section 3 is intended to limit the rights set forth in Section 2 in the event the Piggyback Registration is also a Demand Registration.  In such a case, in the event of a conflict between Section 2 and Section 3, Section 2 will prevail.
4.            Underwritten Shelf Offerings.
(a)        At any time that a shelf registration statement covering Registrable Securities pursuant to Section 2 or Section 3 is effective, if any Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the shelf registration statement (a “Shelf Offering”), then, the Company shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other Holders pursuant to this Section 4(a)). In connection with any Shelf Offering, including any Shelf Offering that is an underwritten offering, such proposing holder(s) shall also deliver the Take-Down Notice to all other holders of Registrable Securities included on such shelf Registration Statement and permit each such Holder to include its Registrable Securities included on the shelf Registration Statement in the Shelf Offering if such holder notifies the proposing holder(s) and the Company within five (5) business days after delivery of the Take-Down Notice to such Holder.

(b)        The Company shall have no obligation to effect an underwritten offering under this Section 4 on behalf of the holders of Registrable Securities electing to participate in such offering unless the expected gross proceeds from such offering exceed $2,000,000.
(c)        If a Shelf Offering of Registrable Securities included in a Demand Registration is to be conducted as an underwritten offering, then the Holders of the majority of the Registrable Securities included in a Required Registration Statement shall select the investment banking firm or firms to act as the lead underwriter or underwriters in connection with such offering; provided, that such selection shall be reasonably acceptable to the Company. If, in connection with any such underwritten offering, the managing underwriter(s) advise(s) the Company that in its or their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or Prospectus only such number of securities that in the reasonable opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holders who have requested registration of Registrable Securities pursuant to this Section 4, pro rata on the basis of the aggregate number of such securities or shares owned by each such person, or as the Holders may otherwise agree amongst themselves, (ii) second, the Common Shares and other securities the Company proposes to sell, and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement. No Holder may participate in any underwritten registration under this Section 4 unless such Holder (i) agrees to sell the Registrable Securities it desires to include in the underwritten offering on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
(d)        In addition to Sections (a) and (b) of this Section 4, a Shelf Offering of Registrable Securities included on a Piggyback Registration Statement initiated by Holders pursuant to Section 2 shall be subject to the procedures set forth in Section 3.

5.             Restrictions on Public Sale by Holders of Registrable Securities.  Each Holder agrees, in connection with any underwritten offering of Common Shares pursuant to a Registration Statement (whether or not such Holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any Registrable Securities (except as part of such underwritten offering), including a sale pursuant to Rule 144, or to make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company, other than to an Affiliate or other Holder that has agreed to the same restriction, without the prior written consent of the Company or such underwriter, as the case may be, or to give any Demand Notice during the period commencing on the date of the request (which shall be no earlier than 7 days prior to the expected “pricing” of such offering) and continuing for not more than 180 days (with respect to the Initial Public Offering) or 60 days after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration), or such shorter time as shall be required by the managing underwriter, pursuant to which such public offering shall be made, plus an extension period, which shall be no longer than 17 days, as may be proposed by the managing underwriter to address the regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding the publishing of research, or such lesser period as is required by the managing underwriter; provided, that, each Holder will agree to such restricted period only if all executive officers and directors of the Company enter into similar agreements, and the Company has used commercially reasonable efforts to cause all other holders of at least 5% of the Company’s voting securities to enter into similar agreements.
6.            Registration Procedures. Subject to Section 2(c), if and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 and Section 3 hereof, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:
(a)        prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the applicable Holders thereof or by the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein (including by means of a shelf registration statement pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such registration); provided, however, that not less than three (3) Trading Days before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to one counsel designated by a majority of the outstanding Registrable Securities (“Holders Counsel”), copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of Holders Counsel, and such other documents reasonably requested by Holders Counsel, including any comment letter(s) from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors, in all cases subject to Section 6(p) below; provided further, however, that the Company shall not file any Registration Statement containing information to which Holders Counsel reasonably objects in good faith, unless the Company shall be advised by its counsel that the information objected to is required under the Securities Act;

(b)        (i) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective  as to the applicable Registrable Securities for its Effectiveness Period (except during an Allowable Grace Period) and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; (ii) cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act (except during an Allowable Grace Period); (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders Counsel true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as “Selling Shareholders”; and (iv) comply in all material respects with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, that each Holder shall be responsible for the delivery of the Prospectus to the Persons to whom such Holder sells any of the Registrable Securities (including in accordance with Rule 172 under the Securities Act), and each Holder agrees to dispose of Registrable Securities in compliance with applicable federal and state securities laws, and the Company shall have no responsibility hereunder for any action or inaction (including any disclosure or failure to disclose) by any Holder.  In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 6(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission as promptly as practicable.

(c)        notify each Holders Counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) if the Company has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d)        Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the Commission, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Company, in the best interests of the Company (such delay, a “Grace Period”).  During the Grace Period, the Company shall not be required to maintain the effectiveness of any Registration Statement filed hereunder and, in any event, Holders shall suspend sales of Registrable Securities pursuant to such Registration Statements during the pendency of the Grace Period provided, the Company shall promptly (i) notify the Investor in writing of the existence of material non-public information giving rise to a Grace Period or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period will begin, (ii) use commercially reasonable efforts to terminate a Grace Period as promptly as practicable provided that such termination is, in the good faith judgment of the Company, in the best interest of the Company and (iii) notify the Investor in writing of the date on which the Grace Period ends; provided, further, that, with respect to a Demand Registration only, no single Grace Period shall exceed sixty (60) consecutive days, and during any three hundred sixty-five (365) day period, the aggregate of all Grace Periods shall not exceed an aggregate of one hundred twenty (120) days (each Grace Period complying with this provision being an “Allowable Grace Period”).  For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Investors receive the notice referred to in clause (i) above and shall end on and include the later of the date the Investors receive the notice referred to in clause (iii) above and the date referred to in such notice; provided, that no Grace Period shall be longer than an Allowable Grace Period.  Notwithstanding anything to the contrary, the Company shall use commercially reasonable efforts to cause its transfer agent to deliver unlegended Shares to a transferee of Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which Investor has entered into an irrevocable contract for sale prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.
(e)        use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

(f)        if requested by the managing underwriters, if any, or the Holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 6(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;
(g)        furnish or make available to each Participating Holder, Holders Counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or underwriter);
(h)        promptly deliver to each selling Holder, Holders Counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;
(i)         prior to any Demand Registration or Piggyback Registration, use its commercially reasonable efforts to register or qualify or cooperate with the Participating Holders, the underwriters, if any, and Holders Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of the Registrable Securities subject to the Demand Registration for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to take any other reasonable action that may be necessary or advisable to enable such Holders to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;
(j)        cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each selling Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or such Holders may request at least two (2) business days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten (10) business days prior to having to issue the securities;

(k)        upon the occurrence of, and its knowledge of, any event contemplated by Sections 6(c)(ii)-(v) above, as promptly as practicable, as applicable: (i) use its commercially reasonable efforts to prevent the issuance of any stop order or obtain its withdrawal at the earliest possible moment if the stop order has been issued, or (ii) prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(l)        prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;
(m)        provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;
(n)        use its commercially reasonable efforts to cause all Registrable Securities to be offered in connection with any Public Offering, to be listed on an internationally recognized securities exchange (which, if shares of the particular class of Registrable Securities are at that time listed on an exchange, shall be such exchange) as the case may be, prior to the effectiveness of the relevant Registration Statement;
(o)        with respect to any sale of Registrable Securities pursuant to a firm commitment underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) reasonably requested by the Investor or the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) and reasonably acceptable to the Company to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the selling Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten secondary offerings, and, if true, confirm the same if and when requested, (ii) use its commercially reasonable efforts to furnish to the selling Holders opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling Holders), addressed to each selling Holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its commercially reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling Holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings and (v) deliver such documents and certificates as may be reasonably requested by the Investor or the Holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, Holders Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 5(n)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(p)        to the extent permitted by law, make available for inspection by a representative of the selling Holder of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law or applicable legal process, or (iii) such information becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Person.  In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (to the extent permitted by law) and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.  Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law;
(q)        cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in “road shows”);
(r)        cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA; and
(s)        if the Company becomes eligible to use Form S-3 during the term of this Agreement, the Company shall use its commercially reasonable efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of the Registrable Securities.

The Company may require each Holder of Registrable Securities as to which any registration is being effected to complete a questionnaire reasonably adopted by the Company and to furnish to the Company in writing such information required in connection with such registration regarding such Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to complete such questionnaire or furnish such information within a reasonable time (not to exceed 10 days) after receiving such request.
Each Holder agrees if such Holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 6(c)(ii) through 6(c)(v) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the Holder is required to discontinue disposition of such securities.
7.            Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions, stock transfer taxes and fees of counsel for the Holders) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence that are the Company’s responsibility shall include, without limitation, (a) all registration and filing fees (including, without limitation, fees and expenses (i) with respect to filings required to be made with any Trading Market on which the Common Shares are then listed for trading, (ii) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (iii) if not previously paid by the Company in connection with an issuer filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (c) messenger, telephone and delivery expenses of the Company, (d) fees and disbursements of counsel for the Company, (e) Securities Act liability insurance, if the Company so desires such insurance, and (f) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.
The Company shall not be required to pay (i) fees and disbursements of any counsel retained by any Holder or by any underwriter, or (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company or as otherwise set forth in this Section 7).

8.            Indemnification.
(a)        Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, the officers, directors, agents, general partners, managing members, managers, Affiliates, employees and investment advisers of such Holder, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, general partners, managing members, managers, Affiliates and employees of each such controlling person (individually and collectively, a “Holder Indemnified Party”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees), expenses, judgments, fines, penalties and charges and, subject to the limitation below, amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, any preliminary, final or summary Prospectus contained therein or related thereto, or any amendment or supplement thereto, together with the documents incorporated by reference therein or any free writing prospectus approved by the Company and utilized in connection therewith, incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary, final or summary Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act, or any state securities law or any rule or regulation thereunder in connection with any Registration Statement under which Registrable Securities are registered; provided that the Company will not be liable to a Holder Indemnified Party in any such case to the extent that any such Losses arise out of or are based on any untrue statement or omission by a Holder Indemnified Party or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) (i) is made in such Registration Statement, preliminary, final or summary Prospectus, contained therein or related thereto, or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith in reliance upon and in conformity with written information that is furnished to the Company by a Holder Indemnified Party or underwriter for use therein and relates to such Holder or underwriter, as applicable, or (ii) relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in the Registration Statement, such preliminary, final or summary Prospectus or in any amendment or supplement thereto, or (iii) related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to receiving Advice contemplated by Section 9(i) (but if and to the extent that the material misstatement or omission giving rise to such Loss would have been corrected).  It is agreed that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)        Indemnification by Holders. Each Holder shall, notwithstanding any termination of this Agreement, indemnify and hold harmless, to the fullest extent permitted by law, severally and not jointly with any other Holders, the Company, its directors, its officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling Persons,  and all other prospective sellers, from and against all Losses arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary Prospectus, contained therein or related thereto, or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will (without limitation of the portions of this Section 8(b)) reimburse the Company, its directors, officers, agents and employees, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling Persons, and all other prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or omission (i) is made in such Registration Statement, preliminary, final or summary Prospectus, contained therein or related thereto, or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith in reliance upon and in conformity with written information that is furnished to the Company by such Holder for inclusion therein and that relates to such Holder and/or such Holder’s proposed method of distribution of Registrable Securities, or (ii) related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to receiving Advice contemplated by Section 9(i) (but if and to the extent that the material misstatement or omission giving rise to such Loss would have been corrected); provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such Holder shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement.

(c)        Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of one (1) counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable and documented fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such written notice within a reasonable time of commencement of any such Proceeding shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party in its ability to defend such Proceeding.
An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel in writing that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or unreasonably conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
Subject to the terms of this Agreement, all documented fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 8(c)) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder.
(d)        Contribution. If a claim for indemnification under Section 8(a) or 8(b) is unavailable to an Indemnified Party (other than in accordance with its terms) or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8(d) was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.
9.            Miscellaneous.
(a)        Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
(b)        Prohibition on Other Registrations. The Company agrees not to effect or initiate a registration statement for any public sale or distribution of any securities similar to those being registered pursuant to this Agreement, or any securities convertible into or exchangeable or exercisable for such securities (other than a registration statement on Form S-8 (or successor form), a registration statement on Form S-4 (or successor form) or a registration statement to implement a transaction to which Rule 145 or any other similar rule of the Commission is applicable), during the fourteen (14) calendar days prior to, and during the sixty (60) calendar-day period beginning on, the effective date of any Registration Statement in which the Holders of Registrable Securities are participating (except as part of any such registration, if permitted).
(c)        Rule 144 Requirements. For so long as the Company is subject to the reporting requirements of the Exchange Act, the Company will use its commercially reasonable efforts to timely file with the Commission such reports and information required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and as the Commission may require. The Company shall furnish to any Holder of Registrable Securities forthwith upon request a written statement as to its compliance with the reporting requirements of Rule 144 (or any successor exemptive rule), the Securities Act and the Exchange Act (at any time that it is subject to such reporting requirements); a copy of its most recent annual or quarterly report; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

(d)        Obligations of Holders and Others in a Registration. Each Participating Holder agrees to timely complete to complete any questionnaires reasonably adopted by the Company and furnish in writing such information regarding such Person, the securities sought to be registered and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably be required to effect the registration of such Registrable Securities (the “Requested Information”) and shall take such other action as the Company may reasonably request in connection with the registration, qualification or compliance or as otherwise provided herein. At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each holder of the information the Company requires from such Holder if such Holder elects to have any of such Holder’s Registrable Securities included in the Registration Statement. If at least five (5) business days prior to the filing date, the Company has not received the Requested Information from a Holder (a “Non-Responsive Holder”), then the Company may exclude from any Registration Statement the Registrable Securities of such Non-Responsive Holder.
(e)        Participation in Underwritten Registrations. No Holder may participate in any registration hereunder which is underwritten unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
(f)        Rule 144A. The Company agrees that, upon the request of any Holder of Registrable Securities or any prospective purchaser of Registrable Securities designated by a Holder, the Company shall promptly provide (but in any case within fifteen (15) calendar days of a request) to such Holder or potential purchaser, the following information:

(i)         a brief statement of the nature of the business of the Company and any subsidiaries and the products and services they offer;
(ii)        the most recent consolidated balance sheets and profit and losses and retained earnings statements, and similar financial statements of the Company for the two (2) most recent fiscal years (such financial information shall be audited, to the extent reasonably available); and
(iii)        such other information about the Company, any subsidiaries, and their business, financial condition and results of operations as the requesting Holder or purchaser of such Registrable Securities shall reasonably request in order to comply with Rule 144A, as amended, and in connection therewith the anti-fraud provisions of the federal and state securities laws.
The Company hereby represents and warrants to any such requesting Holder and any prospective purchaser of Registrable Securities from such Holder that the information provided by the Company pursuant to this Section 6(e) will, as of their dates, not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
(g)        Limitations on Subsequent Registration Rights. The Company will not enter into any agreements with any holder or prospective holder of any securities of the Company which would grant such holder or prospective holder registration rights with respect to the securities of the Company which would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration, except in connection with the issuance of securities in a merger or acquisition transaction or other transaction 145 to which Rule 145 or any other similar rule of the Commission is applicable. If the Company, in breach of its obligations hereunder, enters into an agreement that contains terms more favorable, in form or substance, to any shareholders than the terms provided to the Holders under this Agreement, then the Company will modify or revise the terms of this Agreement in order to reflect any such more favorable terms for the benefit of the Holders.
(h)        Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.
(i)         Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6(c)(ii) through (v), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(j)        No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.
(k)        Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders of a majority of the then outstanding Registrable Securities; provided that any such amendment, modification, supplement or waiver that materially, adversely and disproportionately effects the rights or obligations of any Holder vis-à-vis the other Holders shall require the prior written consent of such Holder.
(l)        Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in this Section prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:
If to the Company:	Porter Bancorp, Inc.
2500 Eastpoint Parkway
Louisville, Kentucky 40223
Attention: John T. Taylor, Chief Executive Officer
Attention: Stephanie Renner, Corporate General Counsel
Telephone: (502) 499-4800
Email: jtaylor@limestonebank.com
srenner@limestonebank.com

With a copy to:	Wyatt, Tarrant & Combs, LLP
500 West Jefferson Street, Suite 2800
Louisville, Kentucky 40202
Attention: Cynthia W. Young
Telephone: (502) 562-7292
Facsimile: (502) 589-0309
Email: cyoung@wyattfirm.com

If to any Holder, to such Holder’s address as set forth on the records of the Company.

(m)        Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights (except by merger or in connection with another entity acquiring all or substantially all of the Company’s assets) or obligations hereunder without the prior written consent of all the Holders of the then outstanding Registrable Securities. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investor to any transferee of the Shares only if: (a) the transferee or assignee (i) acquires Shares of the Investor’s Registrable Securities with an original value as of the Closing Date of $1,000,000; (b) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable period of time after such assignment; (c) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned; (d) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; and (e) at or before the time the Company received the written notice contemplated by clause (c) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein with respect to a Holder or Investor. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment by the Investor or its transferee, the Company shall not be liable for any damages arising from such delay.  Except as provided in this Section 9(m), the Investor may not assign its rights or obligations hereunder without the prior written consent of the Company.
(n)        Execution and Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.
(o)        Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Kentucky applicable to contracts made and to be performed entirely within such State. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(p)        Cumulative Remedies. Except as provided in Section 2(c) with respect to Liquidated Damages, the remedies provided herein are cumulative and not exclusive of any other remedies provided by law.
(q)        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
(r)        Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.
(s)        Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than as set forth or referred to herein and in the Purchase Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

Dated: March 30, 2018	Porter Bancorp, Inc.

By:
Name: John T. Taylor
Title: President and Chief Executive Officer

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[Signature page to Registration Rights Agreement]

INVESTORS:

Dated: March 30, 2018	Patriot Financial Partners III, L.P.

By:
Name:
Title:

[Signature page to Registration Rights Agreement]